SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2001	Commission File Number: 0-21213

LCC INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	54-1807038 (IRS Employer Identification Number)

7925 Jones Branch Drive
McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(703) 873-2000

(Former name or former address, if changed since last report)

Not applicable

LCC INTERNATIONAL, INC.

Item 5. Other Events

             On September 26, 2001, LCC International, Inc. issued a press release announcing the sale of all of its Class B common stock of NextWave Telecom Inc. and certain of its current debt claims against NextWave. Enclosed as Exhibit 99 to this Current Report on Form 8-K and incorporated herein by reference is the text of the September 26, 2001 press release.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits.

99.	Press Release, dated September 26, 2001, regarding the sale of LCC International, Inc.’s Class B common stock of NextWave Telecom Inc. and certain of its current debt claims against NextWave.

ii

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCC INTERNATIONAL, INC

Date: September 27, 2001	By:	/s/ Peter A. Deliso Peter A. Deliso Vice President, General Counsel and Secretary

iii

EXHIBIT INDEX

Exhibit	Description	Page

99.	Press Release, dated September 26, 2001.	1

iv